Exhibit 99.1

Press Release

For Release, 09:10AM EDT August 10, 2023

Neonode Reports Quarter Ended June 30, 2023 Financial Results

STOCKHOLM, SWEDEN, August 10, 2023 — Neonode Inc. (NASDAQ: NEON) today reported financial results for the three and six months ended June 30, 2023.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED JUNE 30, 2023:

●	Revenue of $1.2 million, a decrease of 5.3% compared to the same period in the prior year.

●	Operating expenses of $2.8 million, a decrease of 1.9% compared to the same period in the prior year.

●	Net loss of $1.5 million, or $0.10 per share, compared to $1.5 million, or $0.11 per share, for the same period in the prior year.

●	Cash used by operations of $0.6 million compared to $2.9 million for the same period in the prior year.

●	Cash and accounts receivable of $21.6 million as of June 30, 2023 compared to $16.3 million as of December 31, 2022.

FINANCIAL SUMMARY FOR THE SIX MONTHS ENDED JUNE 30, 2023:

●	Revenue of $2.5 million, a decrease of 5.1% compared to the same period in the prior year.

●	Operating expenses of $5.6 million, an increase of 1.4% compared to the same period in the prior year.

●	Net loss of $2.9 million, or $0.19 per share, compared to $2.9 million, or $0.22 per share, for the same period in the prior year.

●	Cash used by operations of $2.3 million compared to $5.2 million for the same period in the prior year.

THE CEO’S COMMENTS

“Our licensing revenues in Q2 were at the same level as in Q1 and 15% higher than in the same period last year, showing good stability. Our product sales revenues in Q2 were low and much below expectations, which we are addressing with different kinds of activities and changes in our strategies and tactics to ensure that we come back to a growth path for this business in the coming quarters”, said Dr. Urban Forssell, Neonode’s CEO.

“The changes we have started to implement include an increased focus on markets and sectors where we have good traction, supported by intensified marketing – both online and through participation in tradeshows and other types of events – to create beachheads from which we may continue to grow our licensing and products businesses. To help us drive these changes and become more effective in our marketing and sales efforts we have recruited experienced core competence to strengthen our sales and engineering teams in Stockholm. We remain optimistic about our ability to grow our business and return to profitability,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED JUNE 30, 2023

Net revenues for the quarter ended June 30, 2023 were $1.2 million, a 5.3% decrease compared to the same period in 2022. For the 2023 period, license revenues were $1.1 million, an increase of 14.8% compared to the 2022 period. The increase is primarily volume related as the global supply chain challenges related to semiconductor supply shortages that hampered our printer and automotive customers’ production and sales for the last two years have improved and the demand for our customers’ products remains strong.

Revenues from product sales for the quarter ended June 30, 2023 were $0.1 million, a 60.0% decrease compared to the same period in 2022. The reason for the decrease is mainly low customer demand, which we are addressing with focused marketing and sales campaigns and updates to our partner network.

Gross margin related to products was 66.7% for the second quarter of 2023 compared to 55.7% in the same period in 2022. The gross margin for products is higher for lower order volumes and also varies with the product mix.

Our operating expenses decreased by 1.9% for the second quarter of 2023 compared to the same period in 2022, primarily due to lower payroll and related costs.

Net loss attributable to Neonode for the three months ended June 30, 2023 was $1.5 million, or $0.10 per share, compared to a net loss of $1.5 million, or $0.11 per share, for the same period in 2022. Cash used by operations was $0.6 million in the second quarter of 2023 compared to $2.9 million for the same period in 2022. The decrease is primarily the result of less component purchases.

Cash and accounts receivable totaled $21.6 million and working capital was $24.0 million as of June 30, 2023 compared to $16.3 million and $19.1 million as of December 31, 2022, respectively.

For more information, please contact:

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

Phone: +46 734 10 03 59

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the COVID-19 pandemic, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$20,291	$14,816
Accounts receivable and unbilled revenues, net	1,301	1,448
Inventory	3,671	3,827
Prepaid expenses and other current assets	660	707
Total current assets	25,923	20,798

Property and equipment, net	289	282
Operating lease right-of-use assets, net	83	118
Total assets	$26,295	$21,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$508	$334
Accrued payroll and employee benefits	848	951
Accrued expenses	468	200
Contract liabilities	22	36
Current portion of finance lease obligations	54	95
Current portion of operating lease obligations	66	83
Total current liabilities	1,966	1,699

Finance lease obligations, net of current portion	31	46
Operating lease obligations, net of current portion	17	35
Total liabilities	2,014	1,780

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 15,359,481 and 14,455,765 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	15	14
Additional paid-in capital	235,135	227,235
Accumulated other comprehensive loss	(446)	(340)
Accumulated deficit	(210,423)	(207,491)
Total stockholders’ equity	24,281	19,418
Total liabilities and stockholders’ equity	$26,295	$21,198

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues:
License fees	$1,094	$953	$2,242	$2,057
Products	84	210	186	357
Non-recurring engineering	22	104	25	171
Total revenues	1,200	1,267	2,453	2,585

Cost of revenues:
Products	28	93	75	144
Non-recurring engineering	9	17	9	26
Total cost of revenues	37	110	84	170

Total gross margin	1,163	1,157	2,369	2,415

Operating expenses:
Research and development	1,063	1,146	1,865	2,169
Sales and marketing	689	644	1,281	1,260
General and administrative	1,038	1,053	2,422	2,063

Total operating expenses	2,790	2,843	5,568	5,492
Operating loss	(1,627)	(1,686)	(3,199)	(3,077)

Other income (expense):
Interest income (expense), net	169	(4)	327	(6)
Other income	-	21	-	21
Total other income, net	169	17	327	15

Loss before provision for income taxes	(1,458)	(1,669)	(2,872)	(3,062)

Provision for income taxes	49	28	60	72
Net loss including noncontrolling interests	(1,507)	(1,697)	(2,932)	(3,134)
Less: net loss attributable to noncontrolling interests	-	149	-	206
Net loss attributable to Neonode Inc.	$(1,507)	$(1,548)	$(2,932)	$(2,928)

Loss per common share:
Basic and diluted loss per share	$(0.10)	$(0.11)	$(0.19)	$(0.22)
Basic and diluted – weighted average number of common shares outstanding	15,359	13,578	15,285	13,577

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(1,507)	$(1,697)	$(2,932)	$(3,134)

Other comprehensive income (loss):
Foreign currency translation adjustments	(141)	41	(106)	74
Other comprehensive loss	(1,648)	(1,656)	(3,038)	(3,060)
Less: comprehensive loss attributable to noncontrolling interests	-	149	-	206
Other comprehensive loss attributable to Neonode Inc.	$(1,648)	$(1,507)	$(3,038)	$(2,854)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2022	14,456	$14	$227,235	$(340)	$(207,491)	$19,418	$-	$19,418
Stock-based compensation	-	-	18	-	-	18	-	18
Issuance of shares for cash, net of offering costs	903	1	7,865	-	-	7,866	-	7,866
Foreign currency translation adjustment	-	-	-	35	-	35	-	35
Net loss	-	-	-	-	(1,425)	(1,425)	-	(1,425)
Balances, March 31, 2023	15,359	$15	$235,118	$(305)	$(208,916)	$25,912	$-	$25,912
Stock-based compensation	-	-	17	-	-	17	-	17
Foreign currency translation adjustment	-	-	-	(141)	-	(141)	-	(141)
Net loss	-	-	-	-	(1,507)	(1,507)	-	(1,507)
Balances, June 30, 2023	15,359	$15	$235,135	$(446)	$(210,423)	$24,281	$-	$24,281

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2021	13,576	$14	$226,880	$(408)	$(202,608)	$23,878	$(4,041)	$19,837
Stock-based compensation	-	-	39	-	-	39	-	39
Foreign currency translation adjustment	-	-	-	33	-	33	-	33
Net loss	-	-	-	-	(1,380)	(1,380)	(57)	(1,437)
Balances, March 31, 2022	13,576	$14	$226,919	$(375)	$(203,988)	$22,570	$(4,098)	$18,472
Stock-based compensation	4	-	45	-	-	45	-	45
Foreign currency translation adjustment	-	-	-	41	-	41	-	41
Net loss	-	-	-	-	(1,548)	(1,548)	(149)	(1,697)
Balances, June 30, 2022	13,580	$14	$226,964	$(334)	$(205,536)	$21,108	$(4,247)	$16,861

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(2,932)	$(3,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	35	84
Depreciation and amortization	37	87
Amortization of operating lease right-of-use assets	33	224
Recoveries of bad debt	-	(79)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	140	253
Inventory	17	(2,312)
Prepaid expenses and other current assets	27	232
Accounts payable, accrued payroll and employee benefits, and accrued expenses	374	(287)
Contract liabilities	(13)	12
Operating lease obligations	(33)	(294)
Net cash used in operating activities	(2,315)	(5,214)

Cash flows from investing activities:
Purchase of property and equipment	(36)	(47)
Net cash used in investing activities	(36)	(47)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	7,866	-
Principal payments on finance lease obligations	(52)	(99)
Net cash provided by (used in) financing activities	7,814	(99)

Effect of exchange rate changes on cash and cash equivalents	12	403

Net decrease in cash and cash equivalents	5,475	(4,957)
Cash and cash equivalents at beginning of period	14,816	17,383
Cash and cash equivalents at end of period	$20,291	$12,426

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$60	$2
Cash paid for interest	$6	$6

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for lease obligations	$-	$24